Exhibit 10.10

INTERMEDIA OUTDOOR HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made, effective as of                      (hereinafter the “Date of Grant”), between InterMedia Outdoor Holdings, Inc. (the “Company”), and [insert name] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the InterMedia Outdoor Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock Units (“RSUs”) as provided herein and subject to the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of RSUs. The Company hereby grants on the Date of Grant to the Participant a total of [insert number] RSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. The RSUs shall vest and be settled in accordance with Section 3 hereof.

2. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of this Agreement shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3. Terms and Conditions.

(a) Vesting and Forfeiture. The RSUs shall be one hundred percent (100%) unvested as of the Date of Grant. Except as otherwise provided in the Plan and this Agreement, the RSUs shall vest and become non-forfeitable on the dates set forth below (each such date, a “Vesting Date”), contingent upon the Participant’s continued service to the Company through the applicable Vesting Date.

[INSERT VESTING SCHEDULE]

(b) Settlement. On each applicable Vesting Date, the Company shall settle the portion of the Award that is vested on such date and shall therefore (i) issue and deliver to the Participant one share of Common Stock for each RSU that has vested (the “RSU Shares”), with any fractional shares paid out in cash (and, upon such settlement, the RSUs shall cease to be credited to the account) and (ii) enter the Participant’s name as a stockholder of record with respect to the RSU Shares on the books of the Company. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the vested RSUs solely in RSU Shares. If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the Fair Market Value as of the Vesting Date of the RSU Shares settled in cash.

(c) Dividend Equivalents. If on any date that RSUs remain outstanding, dividends are paid by the Company on outstanding shares of its Common Stock (“Shares”) (each, a “Dividend Payment Date”), then the Participant’s account shall, as of each such Dividend Payment Date, be credited with an amount (each such amount, a “Dividend Equivalent Amount”) equal to the product of (i) the number of RSUs in the account as of the Dividend Payment Date and (ii) the per Share cash amount of such dividend (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee). On each applicable Vesting Date, in connection with the settlement and delivery of RSU Shares as contemplated by Section 3(b), the Participant shall be entitled to receive a payment, without interest, of an amount in cash equal to the accumulated Dividend Equivalent Amounts in respect of the RSU Shares so delivered.

(d) Transfer Restrictions; Holding Requirement. The RSUs granted hereunder may not be sold, pledged, loaned, gifted or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. In addition, with respect to any RSU Shares delivered upon settlement of the RSUs, the Participant agrees to comply with any written holding requirement policy adopted by the Company for employees.

(e) Effect of Termination of Service. Except as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates, if the Participant’s employment with the Company terminates prior to the applicable Vesting Date for any reason, the unvested RSUs shall be forfeited without consideration to the Participant on the date of termination of service.

(f) Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the RSU Shares and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such RSU Shares on the books of the Company.

(g) Taxes and Withholding. The Participant shall be responsible for all income taxes payable in respect of the RSUs and any RSU Shares. Upon the settlement of the RSUs, the Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the RSUs or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of the RSUs, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, if applicable. In addition, unless required pursuant to the terms of an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates, the Committee may permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares (which are not subject to any pledge or other security interest and which would not result in adverse accounting to the Company) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of RSU Shares otherwise issuable or deliverable pursuant to the vesting of the RSUs a number of Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.

4. Miscellaneous.

(a) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

InterMedia Outdoor Holdings, Inc.

c/o InterMedia Partners, L.P.

405 Lexington Avenue, 48th Floor

New York, NY, 10174

Attention: Legal Department

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b) Clawback/Forfeiture. If the Participant receives any amount in excess of what the Participant should have received with respect to the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), the RSUs, RSU Shares and Dividend Equivalent Payments (and any other cash or property received in respect of the RSUs) shall be subject to any required clawback, forfeiture or similar requirement.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e) Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h) Section 409A. It is intended that the RSUs be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Agreement is subject to Section 14(t) of the Plan.

(i) Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

(j) Securities Laws. The Participant agrees that the obligation of the Company to issue RSUs and RSU Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(l) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

INTERMEDIA OUTDOOR HOLDINGS, INC.

By:
Name:
Title:

[PARTICIPANT]